                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported)
                                Not Applicable

                              MARKEL CORPORATION
            (Exact name of registrant as specified in its charter)

                                   Virginia
        (State or other jurisdiction of incorporation or organization)

             1-13051                                           54-0292420
          (Commission                                       (I.R.S. employer
          file number)                                   identification number)

                4551 Cox Road, Glen Allen, Virginia 23060-3382
                   (Address of principal executive offices)
                                  (Zip code)

                                 (804) 747-0136
             (Registrant's telephone number, including area code)

                                     NONE
             (Former name, former address and former fiscal year,
                         if changed since last report)

Item 5.  Other Events

Markel acquired Gryphon Holdings, Inc. in January 1999.

This filing contains certain financial information related to that transaction.

Item 7.  Financial Statements and Exhibits

The following financial statements are filed as part of this report.

(a) Gryphon Holdings, Inc. Financial Statements

         Independent Auditors' Report
         Consolidated Balance Sheet as of December 31, 1998
         Consolidated Statements of Income and Comprehensive Income for the year ended December 31, 1998
         Consolidated Statements of Shareholders' Equity for the year ended December 31, 1998
         Consolidated Statements of Cash Flows for the year ended December 31, 1998
         Notes to Consolidated Financial Statements

(c) The Exhibits listed in the Exhibit Index are filed as part of this report on Form 8-K.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     MARKEL CORPORATION

Date: September 22, 1999                             By: Darrell D. Martin
                                                     ---------------------
                                                     Executive Vice President
                                                     And Chief Financial Officer

                                 EXHIBIT INDEX

23.1 Consent of KPMG LLP to the inclusion and/or incorporation of their report as part of this report on Form 8-K.

INDEPENDENT AUDITORS' REPORT

KPMG LLP


The Board of Directors and Shareholders
Markel Corporation:

We have audited the accompanying consolidated balance sheet of Gryphon Holdings Inc. and subsidiaries as of December 31, 1998 and the related consolidated statements of income and comprehensive income, shareholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Gryphon Holdings Inc. and subsidiaries as of December 31, 1998, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


Richmond, Virginia
September 10, 1999

GRYPHON HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 1998
(in thousands)
ASSETS

Investments, available-for-sale, at estimated fair value
   Fixed maturities (cost of $191,390)                                                  $   193,593
   Equity securities (cost of $ 716)                                                            851
   Short-term investments (estimated fair value approximates cost)                          208,275
                                                                                        ------------

Total Investments, Available-For-Sale                                                       402,719

Cash and cash equivalents                                                                     1,416
Premiums receivable                                                                          29,170
Reinsurance recoverable on unpaid losses                                                    210,217
Reinsurance recoverable on paid losses, net of $3.0 million
   allowance for uncollectible receivables                                                   16,827
Deferred policy acquisition costs                                                            10,395
Deferred income taxes                                                                        24,088
Prepaid reinsurance premiums                                                                 29,998
Property and equipment                                                                        3,486
Goodwill                                                                                     11,350
Other assets                                                                                  3,574
                                                                                        ------------

   Total Assets                                                                         $   743,240
                                                                                        ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Unpaid losses and loss adjustment expenses                                              $   468,692
Unearned premiums                                                                            82,842
Payables to insurance companies                                                              29,098
Long-term debt (estimated fair value approximates cost)                                      55,000
Other liabilities                                                                            11,711
                                                                                        ------------

  Total Liabilities                                                                         647,343
                                                                                        ------------
Shareholders' equity
 Preferred stock                                                                             11,630
 Common stock                                                                                    81
 Additional paid-in capital                                                                  30,742
 Retained earnings                                                                           75,944
 Treasury stock, 1,373,321 shares at cost                                                   (23,326)
 Deferred compensation                                                                         (209)
 Accumulated other comprehensive income
    Net unrealized gains on fixed maturities and
     equity securities, net of taxes of $818                                                  1,520
    Foreign currency translation adjustment, net of taxes of $261                              (485)
                                                                                        ------------

  Total Accumulated Other Comprehensive Income                                                1,035

  Total Shareholders' Equity                                                                 95,897
                                                                                        ------------
  Total Liabilities and Shareholders' Equity                                            $   743,240
                                                                                        ============

See accompanying notes to consolidated financial statements.

GRYPHON HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME AND COMPREHENSIVE INCOME
FOR THE YEAR ENDED DECEMBER 31, 1998
(in thousands)
OPERATING REVENUES

Earned premiums                                                                         $   100,764
Net investment income                                                                        18,365
Net realized gains from investment sales                                                     10,105
Other                                                                                             8
                                                                                        ------------

  Total Operating Revenues                                                                  129,242
                                                                                        ------------
OPERATING EXPENSES
Losses and loss adjustment expenses                                                         103,302
Underwriting, acquisition and insurance expenses                                             55,013
Amortization of intangible assets                                                               145
                                                                                        ------------

  Total Operating Expenses                                                                  158,460
                                                                                        ------------
    Operating Loss                                                                          (29,218)

Interest expense                                                                              3,212
                                                                                        ------------
Loss Before Income Taxes                                                                    (32,430)

Income tax benefit                                                                           13,128
                                                                                        ------------
  NET LOSS                                                                                  (19,302)
                                                                                        ------------

OTHER COMPREHENSIVE LOSS
Unrealized gains on securities, net of taxes
 Net unrealized holding gains arising during the period                                       4,157
 Less reclassification adjustments for gains included
    in net income                                                                            (6,568)
Change in foreign exchange adjustment, net of taxes                                            (139)
                                                                                        ------------

  Total Other Comprehensive Loss                                                             (2,550)
                                                                                        ------------
  COMPREHENSIVE LOSS                                                                    $   (21,852)
                                                                                        ============


  NET LOSS PER SHARE                                                                    $     (2.88)
                                                                                        ============

See accompanying notes to consolidated financial statements.

Gryphon Holdings Inc. and Subsidiaries
Consolidated Statement of Shareholders' Equity
(in thousands)



                                                                                                                   Additional
                                                           Preferred      Preferred          Common     Common       Paid-in
                                                             Shares         Stock            Shares      Stock       Capital
                                                             ------         -----            ------      -----       -------
Balances at January 1, 1998                                    -                  -          $8,148       $  81     $  30,742

Add (deduct):
          Net loss
          Net unrealized holding losses,
             net of tax
         Foreign currency translation
            adjustment, net of tax

         Comprehensive Loss
          Treasury stock used for stock compensation
          plans
          Deferred compensation adjustment                    14             11,630
          Issuance of preferred stock
                                                            ------        ----------         ------      ------     ---------
Balance at December 31, 1998                                   14         $  11,630           8,148      $   81     $  30,742
                                                            ======        ==========         ======      ======     =========

                                                                                                            Accumulated
                                                                                                               Other
                                                           Retained       Deferred         Treasury        Comprehensive
                                                           Earnings     Compensation        Stock              Income        Total
                                                           --------     ------------        -----              ------        -----
Balances at January 1, 1998                                $  95,065       $ (151)      $   (24,813)     $      3,585   $  104,509
 Add (deduct):
          Net loss                                          (19,302)                                                       (19,302)
          Net unrealized holding losses,
             net of tax                                                                                        (2,411)      (2,411)
         Foreign currency translation
            adjustment, net of tax                                                                               (139)        (139)
                                                                                                                        ----------
         Comprehensive Loss                                                                                                (21,852)
          Treasury stock used for stock compensation plans      181                           1,487                          1,668
          Deferred compensation adjustment                                    (58)                                             (58)
          Issuance of preferred stock                                                                                       11,630
                                                           ---------       ------       -----------      ------------   ----------
Balance at December 31, 1998                               $ 75,944        $ (209)      $   (23,326)     $      1,035   $   95,897
                                                           =========       ======       ===========      ============   ==========




See accompanying notes to consolidated financial statements.

GRYPHON HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 1998
(in thousands)


OPERATING ACTIVITIES
Net loss                                                           $   (19,302)
 Adjustments to reconcile net loss to
  net cash provided by operating activities
   Deferred income tax benefit                                          (9,045)
   Depreciation and amortization                                         2,583
   Net realized gains from investment sales                            (10,105)
   Changes in operating assets and liabilities, net of
    effects from business acquisitions:
     Increase in premiums receivable                                    (4,057)
     Decrease in deferred policy acquisition costs                       3,090
     Increase in unpaid losses and loss adjustment
      expenses, net                                                     30,817
     Decrease in unearned premiums, net                                   (725)
     Increase in payables to insurance companies                        10,475
     Decrease in current income taxes                                   (4,209)
     Decrease in accrued investment income                               2,675
     Increase in other liabilities                                       2,432
     Decrease in reinsurance recoverable of paid losses                  1,801
     Decrease in other assets                                            3,087
                                                                   -----------

Net Cash Provided By Operating Activities                                9,517
                                                                   -----------

INVESTING ACTIVITIES
Proceeds from sales of fixed maturities and equity
 securities                                                            601,083
Proceeds from maturities of fixed maturities                               201
Cost of fixed maturities and equity securities purchased              (440,313)
Net change in short-term investments                                  (186,458)
Acquisition of insurance companies, net of cash acquired               (30,814)
Additions to property and equipment                                       (790)
Other                                                                      493
                                                                   -----------

Net Cash Used By Investing Activities                                  (56,598)
                                                                   -----------

FINANCING ACTIVITIES
Additions to long-term debt                                             55,000
Repayments and repurchases of long-term debt                           (21,125)
Proceeds from exercise of stock options                                  1,223
Other                                                                      387
                                                                   -----------

Net Cash Provided By Financing Activities                               35,485
                                                                   -----------

Effect of exchange rate changes on cash                                   (139)
                                                                   -----------

Decrease in cash and cash equivalents                                  (11,735)
Cash and cash equivalents at beginning of year                          13,151
                                                                   -----------

CASH AND CASH EQUIVALENTS AT END OF YEAR                           $     1,416
                                                                   ===========

See accompanying notes to consolidated financial statements.

GRYPHON HOLDINGS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
The Company underwrites specialty insurance products and programs to niche markets. Significant areas of underwriting include excess and surplus lines, professional and products liability, specialty programs, specialty personal and commercial lines and brokered excess and surplus lines.

         a) PREPARATION OF CONSOLIDATED FINANCIAL STATEMENTS. Generally accepted accounting principles require management to make estimates and assumptions when preparing financial statements. Actual results could differ from those estimates. The consolidated financial statements include the accounts of Gryphon Holdings, Inc. and all subsidiaries (the Company). All significant intercompany balances and transactions have been eliminated in consolidation.

         b) INVESTMENTS. All investments are considered available-for-sale and are recorded at estimated fair value, generally based on quoted market prices. The net unrealized gains or losses on investments, net of deferred income taxes, are included in accumulated other comprehensive income in shareholders' equity. A decline in the fair value of any investment below cost that is deemed other than temporary is charged to earnings, resulting in a new cost basis for the security.

         Premiums and discounts are amortized or accreted over the lives of the related fixed maturities as an adjustment to yield using the effective interest method. Dividend and interest income are recognized when earned. Realized gains and losses are included in earnings and are derived using the specific identification method.

         c) CASH EQUIVALENTS. The Company considers overnight deposits to be cash equivalents for purposes of the consolidated statements of cash flows.

         d) DEFERRED POLICY ACQUISITION COSTS. Costs directly related to the acquisition of insurance premiums, such as commissions to agents and brokers, are deferred and amortized over the related policy period, generally one year. If it is determined that future policy revenues on existing policies are not adequate to cover related costs and expenses, deferred policy acquisition costs are charged to earnings. Amortization in 1998 was approximately $36.6 million.

         e) PROPERTY AND EQUIPMENT. Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over the respective estimated service lives.
         f) INTANGIBLE ASSETS. Goodwill is amortized using the straight-line method, generally over 40 years. The Company assesses the recoverability of goodwill by determining whether the amortization of the balance over its remaining life can be recovered through the undiscounted future operating cash flows of the acquired operations.

         g) REVENUE RECOGNITION. Insurance premiums are earned on a pro rata basis over the policy period, generally one year. Profit-sharing commissions from reinsurers are recognized when earned and are netted against policy acquisition costs. Reinsurance premiums ceded are netted against premiums written.

         h) UNPAID LOSSES AND LOSS ADJUSTMENT EXPENSES. Unpaid losses and loss adjustment expenses are based on evaluations of reported claims and estimates for losses and loss adjustment expenses incurred but not reported. Estimates for losses and loss adjustment expenses incurred but not reported are based on reserve development studies. The reserves recorded are estimates, and the ultimate liability may be greater than or less than the estimates; however, management believes the reserves are adequate.

         i) INCOME TAXES. Deferred tax assets and liabilities are recorded in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Under SFAS No. 109 the Company records deferred income taxes which reflect the net tax effect of the temporary differences between the carrying amounts of the assets and liabilities for financial reporting purposes and their respective tax bases.

         j) EARNINGS PER SHARE. Basic earnings per share (EPS) is computed by dividing net income by the weighted average number of common shares outstanding during the year. Diluted EPS is computed using the weighted average number of common shares and dilutive potential common shares outstanding during the year.

GRYPHON HOLDINGS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

         k) STOCK COMPENSATION PLANS. The Company applies Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for stock-based compensation plans. The Company has adopted the disclosure-only provisions of SFAS No. 123, Accounting for Stock Based Compensation.

         l) LONG-LIVED ASSETS. If an asset is considered to be impaired, the impairment equals the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

         m) COMPREHENSIVE INCOME. Comprehensive income represents all changes in equity of an enterprise that result from recognized transactions and other economic events of the period. Other comprehensive income refers to revenues, expenses, gains and losses that under generally accepted accounting principles are included in comprehensive income but excluded from net income, such as unrealized gains or losses on certain investments in debt and equity securities and foreign currency items.

         n) FOREIGN CURRENCY. Transactions denominated in foreign currencies are translated at the rate of exchange at the transaction date. Revenues and expenses are translated at average exchange rates. Assets and liabilities are translated at the exchange rates in effect at the balance sheet date.

         o) DERIVATIVE FINANCIAL INSTRUMENTS. The Company enters into interest rate swap agreements to manage exposure to interest rates. Interest rate swaps relating to long-term debt are classified as held for purposes other than trading and are accounted for on a settlement basis. To qualify for this accounting treatment, the swap must synthetically alter the nature of a designated underlying financial instrument. Under this method, payments or receipts owed or due under the swap agreement are accrued through each settlement date and recorded as a component of interest expense. If a swap designated as a synthetic alteration were to be terminated, any gain or loss on the termination would be deferred and recognized over the shorter of the original contractual life of the swap or the related life of the designated long-term debt .


2.INVESTMENTS
a) Following is a summary of investments at December 31, 1998(in thousands):

                                                                   Gross        Gross         Estimated
                                                     Amortized   Unrealized   Unrealized        Fair
  Fixed maturities                                     Cost        Gains        Losses          Value
                                                       ----        -----        ------          -----
    U.S. Treasury securities and obligations
      of U.S. government agencies                    $ 87,471     $ 1,440      $  (108)      $  88,803
    Obligations of states, municipalities,
      and political subdivisions                       15,315         579           --          15,894
    Public utilities                                    2,072          20           (4)          2,088
    All other corporate bonds                          86,532         874         (598)         86,808
                                                     --------     -------      -------       ---------


      Total fixed maturities                          191,390       2,913         (710)        193,593
  Equity securities
    Banks, trusts and insurance companies                 716         135            -             851
  Short-term investments                              208,275           -            -         208,275
                                                     --------     -------      -------       ---------


      Total Investments                              $400,381     $ 3,048      $  (710)      $ 402,719
                                                     ========     =======      =======       =========

b) The amortized cost and estimated fair value of fixed maturities at December 31, 1998 are shown below by contractual maturity (in thousands):
                                                                      Estimated
                                                        Amortized        Fair
                                                          Cost          Value
                                                        ---------     ---------
         Due in one year or less                        $  15,676     $  15,659
         Due after one year through five years             44,867        45,695
         Due after five years through ten years            36,343        36,987
         Due after ten years                               94,504        95,252
                                                        ---------     ---------

           TOTAL                                        $ 191,390     $ 193,593
                                                        =========     =========

Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties, and the lenders may have the right to put the securities back to the borrower. Based on expected maturities, the estimated average duration of the fixed maturities was 3.6 years.

c) Components of net investment income for the year ended December 31, 1998 are as follows (in thousands):

         Interest
          Municipal bonds (tax-exempt)                              $     6,533
          Taxable bonds                                                  12,185
          Short-term investments, including
            overnight deposits                                            1,230
          Dividends on equity securities                                     20
                                                                    -----------
                                                                         19,968

         Less investment expenses                                         1,603
                                                                    -----------
           Net Investment Income                                    $    18,365
                                                                    ===========

d) The following table presents the Company's realized gains and losses from investment sales and the change in gross unrealized gains(losses)for the year ended December 31, 1998 (in thousands):

         Realized gains
           Fixed maturities                                         $    10,599
           Equity securities                                                106
                                                                    -----------
                                                                         10,705
                                                                    -----------
         Realized losses
           Fixed maturities                                         $       573
           Equity securities                                                 27
                                                                    -----------
                                                                            600
                                                                    -----------
             Net Realized Gains From Investment Sales               $    10,105
                                                                    ===========


         Change in gross unrealized gains (losses)
           Fixed maturities                                         $    (3,844)
           Equity securities                                                135
                                                                    -----------

             Net Decrease                                           $    (3,709)
                                                                    ===========

e) Investments with a carrying value of $18.2 million were on deposit with regulatory authorities at December 31, 1998.

f) At December 31, 1998, there were no investments in any one issuer that exceeded 10% of shareholders' equity.

3. PROPERTY AND EQUIPMENT
Following are the components of property and equipment at December 31, 1998 (in thousands):

         Furniture and equipment                                   $     5,392
         Other                                                             997
                                                                   -----------
                                                                         6,389
         Less accumulated depreciation and amortization                  2,903
                                                                   -----------
           Property And Equipment                                  $     3,486
                                                                   ===========
Depreciation and amortization expense of property and equipment was approximately $0.9 million for the year ended December 31, 1998.

In addition, the Company has other facilities and furniture and equipment under operating leases with remaining terms ranging from 18 months to 114 months.

Minimum annual rental commitments for noncancellable operating leases at December 31, 1998 are as follows (in thousands):

         Years Ending December 31,
                  1999                               $  1,130
                  2000                                    964
                  2001                                    755
                  2002                                    784
                  2003                                    784
                  2004 and thereafter                   3,944
                                                     --------

         Total                                       $  8,361
                                                     ========

Total rental expense for the year ended December 31, 1998 was approximately $1.4 million.


4. GOODWILL
Goodwill of $11.5 million results from the purchase of The First Reinsurance Company of Hartford, Oakley Underwriting Agency, Inc., and F/I Insurance Agency Incorporated. (see note 16)

Accumulated amortization related to goodwill was approximately $0.1 million at December 31, 1998.


5. INCOME TAXES
For the year ended December 31, 1998, income tax benefit on loss before income taxes, substantially all of which was attributable to federal taxes, consists of (in thousands):

                  Current                                         $  4,083
                  Deferred                                           9,045
                                                                  --------

                    Income Tax Benefit                            $ 13,128
                                                                  ========

The Company made income tax payments of approximately $0.1 million in 1998. Current income taxes receivable approximated $3.8 million at December 31, 1998.

Reconciliation of the U.S. corporate income tax rate and the effective tax rate on loss before income taxes is as follows for the year ended December 31, 1998:

         U.S. corporate tax rate                                    35.0%
         Tax-exempt investment income                                6.0
         Other                                                      (1.0)
                                                              ----------

             Effective Tax Rate                                     40.0%
                                                              ==========
The components of the net deferred tax asset are as follows at December 31, 1998 (in thousands):

         Assets
           Credit for alternative minimum tax                       $     5,714
           Income reported in different periods for
             financial reporting and tax purposes                         1,400
           Unpaid losses and loss adjustment expenses,
             nondeductible portion for income tax purposes               17,628
           Unearned premiums, adjustment for income tax purposes          3,699
           Other                                                            535
                                                                     ----------

             Total gross deferred tax assets                             28,976
                                                                     ----------
         Liabilities
           Deferred policy acquisition costs                              3,638
           Investments, net unrealized gains                                818
           Other                                                            432
                                                                     ----------

             Total gross deferred tax liabilities                         4,888
                                                                     ----------
               Net Deferred Tax Asset                                $   24,088
                                                                     ==========

The Company believes that a valuation allowance with respect to the realization of the total gross deferred tax assets is not necessary. The Company expects to realize the majority of its gross deferred tax assets existing at December 31, 1998 through the reversal of existing temporary differences and the application of the carryback provisions of the Internal Revenue Code. The Company expects to generate future taxable income, excluding the effect of future originating temporary differences, to realize the remaining gross deferred tax assets.

6. UNPAID LOSSES AND LOSS ADJUSTMENT EXPENSES
The following table sets forth a reconciliation of beginning and ending reserves for losses and loss adjustment expenses for the year ended December 31, 1998 (in thousands):

         Net Reserves For Losses And Loss Adjustment
           Expenses, beginning of year                              $   188,101
         Reserves for losses and loss adjustment
           expenses of acquired insurance companies                      39,558
                                                                   ------------
         Restated Net Reserves For Losses And Loss
          Adjustment Expenses, beginning of year                        227,659
                                                                   ------------
         Incurred losses and loss adjustment expenses
           Current year                                                  67,535
           Prior years                                                   35,767
                                                                   ------------
         Total Incurred Losses And Loss Adjustment Expenses             103,302
                                                                   ------------

         Payments
           Current year                                                  14,592
           Prior years                                                   57,894
                                                                   ------------

         Total Payments                                                  72,486
                                                                   ------------
         Net Reserves For Losses And Loss Adjustment
           Expenses, end of year                                        258,475

         Reinsurance recoverable on unpaid losses                       210,217
                                                                   ------------
         Gross Reserves For Losses And Loss Adjustment
           Expenses, end of year                                   $    468,692
                                                                   ============

Incurred losses and loss adjustment expenses for claims occurring in prior years show an unfavorable development of $35.8 million in 1998. The unfavorable development related to various lines of business, including pre-1985 casualty coverages with environmental impairment and asbestos-related exposures ($15.2 million), artisan contractors ($12.8 million), and other liability coverages ($7.8 million), almost all of which had been previously discontinued.

Management continually attempts to improve its loss estimation process by refining its ability to analyze loss development patterns, claims payments and other information, but many reasons remain for potential adverse development of estimated ultimate liabilities. For example, the uncertainties inherent in the loss estimation process have become increasingly subject to changes in social and legal trends. In recent years, these trends have expanded the liability of insureds, established new liabilities and reinterpreted contracts to provide unanticipated coverage long after the related policies were written. Such changes from past experience significantly affect the ability of insurers to estimate reserves for unpaid losses and related expenses.

Management recognizes the higher variability associated with certain exposures and books of business and considers this factor when establishing loss reserves. Management currently believes the Company's gross and net reserves, including the reserves for environmental impairment liability and toxic tort exposures, are adequate.

The net reserves for losses and loss adjustment expenses maintained by the Company's insurance subsidiaries are different for statutory accounting (SAP) and generally accepted accounting principles (GAAP)due to foreign exchange adjustments made under GAAP and not under SAP.

7. LONG-TERM DEBT

Long-term debt consists of borrowings from a group of commercial lending institutions. The loan balance at December 31, 1998 was $55.0 million and matures in varying amounts through 2004 with interest payable quarterly. The initial term loan interest rate is equivalent to either the bank's prime rate (7.75% at December 31, 1998) plus 62.5 basis points or the London Interbank Offered Rate (5.06% at December 31, 1998) plus 162.5 basis points, at the discretion of the Company. The Company has entered into an interest rate swap agreement to reduce the impact of changes in interest rates on its floating rate term loan. The agreement effectively changes the Company's interest rate exposure on its debt to a fixed 7.65% on $43.5 million of the $55.0 million debt. The fair value of the swap agreement was a liability of approximately $500,000 at December 31, 1998 (in thousands):

The entire long term debt of $55 million was repaid in January 1999, concurrently with the acquisition of Gryphon Holdings Inc. by Markel Corporation (see note 17).

The Company paid approximately $2.7 million in interest during the year ended December 31, 1998.

At December 31, 1998, the Company had unused letters of credit (related to specific reinsurers) of $12.2 million.


8. SHAREHOLDERS' EQUITY

a) At December 31, 1998 the Company had 15,000,000 shares of $0.01 par value common stock authorized, of which 8,148,050 shares were issued and 6,774,729 were outstanding. The Company is authorized to issue up to 1,000,000 shares of preferred stock, $0.01 par value per share, in one or more series and to fix the powers, designations, preferences and rights of each series. At December 31, 1998 the Company had 14,444 issued and outstanding shares of non-redeemable preferred stock. This Series A 4.0% Cumulative Convertible Preferred Stock is convertible into 643,672 common shares. No dividends were paid or accrued in 1998 and do not become cumulative until the year 2003.

b) The Company has two stock option plans and one restricted stock award plan for employees and directors; the 1993 Stock Option Plan (1993 Plan) and the 1995 Non-employee Directors Stock Option (1995 Plan). The stock option plans are administered by the Company's Board of Directors. The 1993 Plan provides for the award of incentive stock options, stock appreciation rights, or incentive stock awards to employees of the Company. The 1995 plan provides for the award of non-statutory stock options to the non-employee directors. Options are granted at a price not less than market price on the date of the grant and are exercisable within a period established by the Compensation Committee or the Board at the time of the grant, but not earlier than six months from the date of grant. Options expire ten years from the date of grant. The Company's restricted stock award plan provides for the granting of up to 100,000 shares of common stock to key employees, subject to restrictions as to continuous employment except in the case of death or normal retirement. Restrictions generally expire over a five year period, from the date of grant. Compensation expense is recognized over the restriction period. Stock option transactions for the year ended December 31, 1998 are summarized below:

                                                                Weighted Average
                                                   Number        Exercise Price
                                                   ------        --------------
 Options outstanding at beginning of year         531,075             14.76
 Granted                                          221,000             16.28
 Exercised                                        (81,225)            13.45
 Canceled                                         (84,125)            15.85
                                                -----------

Options outstanding at end of year                586,725             15.35
                                                ===========         =========

The following table summarizes outstanding and exercisable options as of December 31, 1998:

                                         Weighted
                                          Average
                                         Remaining        Weighted                                 Weighted
            Range of                    Contractual        Average                                  Average
Year of     Exercise        Number          Life          Exercise                 Number          Exercise
 Grant       Price    Outstanding         In Years          Price               Exercisable          Price
------     ---------  -----------       -----------       ---------             -----------        ---------
 1993         $13        128,725           4.97           $  13.00                128,725           $  13.00
 1994      $13 - $15      52,500           5.42              14.07                 39,375              14.07
 1995      $13 - $16      88,000           6.51              14.95                 44,000              14.95
 1996      $14 - $20      80,500           7.33              17.65                 20,125              17.65
 1997      $13 - $17      17,000           8.86              16.31                    -                16.31
 1998      $15 - $18     220,000           9.40              16.28                    -                16.28
                       ----------                                              -----------

                         586,725           7.34              15.35                232,225
                       ==========                                              ===========

In addition, 33,000 restricted stock awards were outstanding as of December 31, 1998.

In January 1999 all of the options and restricted stock awards outstanding became fully vested and were paid out as part of the purchase of Gryphon Holdings, Inc by Markel Corporation at the purchase price of $19.00 per share. (see note 17)

c) Net loss per share for the year ended December 31, 1998 was determined by dividing the net loss by the 6,701,000 average common shares outstanding.

9.   COMPREHENSIVE INCOME

Other comprehensive income is comprised of net unrealized holding gains on securities arising during the period less reclassification adjustments for gains included in net income and a foreign currency translation adjustment. The related tax expense on net unrealized holding gains on securities was $2.2 million for 1998. The related tax expense on the reclassification adjustments for gains included in net income was $3.5 million for 1998. The related tax benefit on the change in foreign exchange adjustment was $0.08 million for 1998.

10. EMPLOYEE BENEFIT PLAN

The Company maintains a defined contribution retirement 401(k)& Profit Sharing Plan. Participation in the plan is available to all employees upon their satisfaction of specified eligibility requirements.

Under the 401(k) component of the plan, the Company matches, on a dollar-for-dollar basis, each employee's contribution up to 3% of eligible compensation. Under the profit sharing component of the plan, annual contributions may be authorized by the Board of Directors based upon the Company's performance for the relevant year. The Company's costs are charged to income and amounted to $0.4 million in 1998.

11. REINSURANCE

The Company enters into reinsurance agreements in order to reduce its liability on individual risks and enable it to underwrite policies with higher limits. In a reinsurance transaction, an insurance company transfers, or cedes, all or part of its exposure in return for a portion of the premium. The ceding of the insurance does not legally discharge the ceding company from its primary liability for the full amount of the policies, and the ceding company is required to pay the loss and bear collection risk if the reinsurer fails to meet its obligations under the reinsurance agreement.

The table below summarizes the effect of reinsurance on premiums written and earned for the year ended December 31, 1998(in thousands):

                                                   Written           Earned
                                                   -------           ------
               Direct                             $ 158,021        $ 156,837
               Assumed                                9,532            9,110
               Ceded                                (67,525)         (65,183)
                                                  ----------       ----------

                 Net Premiums                     $ 100,028        $ 100,764
                                                  =========        ==========

11.  REINSURANCE (CONTINUED)

Incurred losses and loss adjustment expenses are net of reinsurance recoveries of $115.1 million for the year ended December 31, 1998.

The percentage of assumed earned premiums to net earned premiums for the year ended December 31, 1998 was approximately 9.0%.

12.  CONTINGENCIES

The Company has contingencies that arise in the normal conduct of its operations. In the opinion of management, the resolutions of these contingencies are not expected to have a material impact on the Company's financial condition or results of operations.

13.  STATUTORY FINANCIAL INFORMATION

The following table includes selected information for the Company's wholly owned insurance subsidiaries for the year ended December 31, 1998 as filed with insurance regulatory authorities (in thousands):

                  Net loss                                      $   17,024

                  Statutory capital and surplus                 $   94,209

The Company's insurance company subsidiaries are subject to certain regulatory restrictions on the payment of dividends or advances to the Company. As of December 31, 1998, $87.8 million of the insurance subsidiaries statutory surplus was so restricted.

In converting from statutory accounting principles to generally accepted accounting principles, typical adjustments include deferral of policy acquisition costs, a provision for deferred federal income taxes and the inclusion of net unrealized gains or losses in shareholders equity relating to fixed maturities.

14.  CONCENTRATIONS OF BUSINESS

For the year ended December 31, 1998, gross written premiums for the states of California and New York were $67.6 million and $9.1 million, respectively.

The Company's architects' and engineers' professional liability insurance business is produced by Risk Administration and Management Company ("RAMCO"), an unaffiliated managing general agent. For the year ended December 31, 1998, direct premiums written by RAMCO for the Company amounted to approximately $24.8 million.

15.  SEGMENT REPORTING DISCLOSURES

In January 1999 the Company was acquired (see note 17) and underwriting operations of the Company have been significantly restructured by the acquirer and have been included in the acquirer's segment information subsequent to the acquisition. It is expected that the Company's premium volume will decrease by more than 50% from pre-acquisition levels. Accordingly, pre-acquisition segment information is not meaningful and has not been provided.

16.  ACQUISITIONS

On July 13, 1998, the Company acquired all of the issued and outstanding shares of capital stock of The First Reinsurance Company of Hartford, Oakley Underwriting Agency, Inc., and F/I Insurance Agency Incorporated (collectively the "Acquired Businesses") from Dearborn Risk Management Inc. The acquisition was accounted for using the purchase method of accounting. Total consideration paid for the Acquired Businesses was approximately $43.6 million. The excess of the purchase price over the fair value of the net tangible and identifiable intangible assets acquired was recorded as goodwill and is being amortized using the straight-line method over 40 years. The Company funded the transaction with cash of approximately $32.0 million and $11.6 million estimated fair value of 14,444 shares of Series A 4.0% Cumulative Convertible Preferred Stock (Preferred Stock) of Gryphon. The Preferred Stock is convertible into 643,672 shares of the Company's common stock reflecting a conversion price of $22.44 per share. In connection with the transaction, the Company entered into a $55.0 million credit facility with a group of financial institutions, the proceeds of which were used to pay the cash portion of the purchase price and to repay existing bank borrowings.

16.  ACQUISITIONS (CONTINUED)

The table below summarizes, on a pro forma basis, the Company's consolidated results of operations for the year ended December 31, 1998 as if the purchase of the Acquired Businesses had taken place as of January 1, 1998 (in thousands, except per share amount):

                  Total operating revenues             $  142,926

                  Net loss                             $  (21,333)

                  Net loss per share                   $    (3.18)

17.  SUBSEQUENT EVENT

In January 1999, the Company was acquired by Markel Corporation (Markel) as the result of the completion of a public tender offer. Total consideration paid by Markel was $150.7 million ($19 per share).